UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

AMERICAN REBEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

718 Thompson Lane, Suite 108-199 Nashville, Tennessee	37204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement, Warrant Agent Agreement, and Closing of Underwritten Public Offering

On February 4, 2022, American Rebel Holdings, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”), with EF Hutton, division of Benchmark Investments, LLC, who acted as the underwriter (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter in a firm commitment underwritten public offering (the “Offering”) an aggregate of 2,530,121 units. Each unit consisted of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant (“Warrants”, and together with the Common Stock the “Units”), each to purchase one share of Common Stock, at a public offering price of $4.15 per share. The Warrants included in the Units are exercisable immediately, have an exercise price of $5.1875 per share, which represents 125% of the price per unit sold in the Offering, and expire five years from the date of issuance. The Common Stock and the Warrants began trading on the Nasdaq Capital Market under the symbols AREB and AREBW, respectively, on February 7, 2022.

The Units were offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-260646), initially filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) on November 1, 2021, and declared effective on February 4, 2022.

In addition, the Underwriter was granted a 45-day option, exercisable in one or more times in whole or in part, to purchase up to an additional 379,518 shares of Common Stock and up to an additional 379,518 Warrants solely to cover over-allotments, at the public offering price per share of Common Stock and per Warrant, less, in each case, the underwriting discounts payable by the Company.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Further, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company, each director and executive officer of the Company, and certain stockholders have agreed with the Underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 180 days for directors and executive officers of the Company, and 360 days for the Company itself and its 5% stockholders, commencing on the February 4, 2022, the date of the final prospectus.

On February 9, 2022, the Company entered into a warrant agent agreement (the “Warrant Agent Agreement”) with Action Stock Transfer, a Utah corporation, (“Warrant Agent”), to serve as the Company’s warrant agent for the Warrants. Upon the closing of the Offering, the Warrant Agent issued the Warrants.

On February 9, 2022, pursuant to the Underwriting Agreement, the Company issued Representative’s Warrants to purchase up to an aggregate of 75,903 shares of Common Stock (the “Representative’s Warrants”). The Representative’s Warrants are exercisable beginning on August 3, 2022, until February 4, 2027. The initial exercise price of Representative's Warrants is $5.1875 per share, which equals 125% of the public offering price per Unit in the Offering.

The Offering closed on February 9, 2022.

The foregoing description of the Underwriting Agreement, Representative’s Warrants and Warrant Agent Agreement are not complete and are qualified in their entirety by references to the full text of the Underwriting Agreement, the form of Representative’s Warrants and Warrant Agent Agreement, which are filed as exhibits 1.1, 4.1 and 4.2, respectively, to this report and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Conversion of Series B Convertible Preferred Stock and Certain Promissory Note Holders

On February 4, 2022, ten (10) holders of the Company’s shares of Series B Convertible Preferred Stock, par value $0.001 (the “Series B”), elected to convert a total of 201,358 shares of Series B into an aggregate of 251,698 shares of Common Stock (the “Series B Conversion”).

On February 8, two unaffiliated promissory note holders of the Company elected to convert a total $747,985 of outstanding principal and unpaid accrued interest under certain promissory notes into, and the Company has issued, 186,067 shares of Common Stock (the “Promissory Note Holders Conversion”, and together with the Series B Conversion, the “Conversions”).

The shares of Common Stock issued in connection with the Conversions have not been registered under the Securities Act, as the Company relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers.

Directors Appointments

Effective February 8, 2022, the Company appointed Mr. Kenneth Yonika and Michael Dean Smith (the “Appointments”) as members of the board of directors of the Company (the “Board”). Each of Messrs. Smith and Yonika will serve on the Board and hold office until the next election of directors by stockholders and until their successors are elected and qualified or until earlier resignation or removal.

The Board has determined that Mr. Yonika and Mr. Smith are “independent” as defined in the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”) and the U.S. Securities and Exchange Commission (the “SEC”).

Kenneth Yonika, 60, Director

Mr. Yonika, has, since 2000, served as a Chief Executive Officer and President at Pacific Crest Equity Partners, Inc.

Mr. Yonika earned a B.B.A. from Western Connecticut State University in 1988 with a major in Accounting and a minor in Finance.

The Board believes that Mr. Yonika’s experience in the securities industry qualifies him to serve as a member of the Board and makes him ideally qualified to help lead the Company towards growth and success.

Family Relationships

Mr. Yonika does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Yonika reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with his appointment, Mr. Yonika entered into a director agreement with the Company (the “Yonika Director Agreement”). Pursuant to the Yonika Director Agreement, Mr. Yonika will be paid $15,000 per quarter, as compensation for his services as chair of the Company’s Audit Committee (the “Audit Committee”), and a member of the Board, Nominating and Corporate Governance Committee (the “Nominating Committee”) and Compensation Committee (the “Compensation Committee” together with the Audit Committee and Nominating Committee, collectively, the “Committees”).

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Yonika Director Agreement, and such description is qualified in its entirety by reference to the form of Director Agreement, a copy of which is filed herewith as Exhibit 10.1.

Michael Dean Smith, 52, Director

Mr. Smith, has, since 2017, been Vice President of Industrial Maintenance, Inc. From 1997 to 2017, Mr. Smith served in various positions with Payless Shoe Source.

Mr. Smith holds a B.S. in Business Administration and Accounting from the University of Kansas, and an MBA from Washburn University.

The Board believes that Mr. Smith’s financial services knowledge qualifies him to serve as a member of the Board.

Family Relationships

Mr. Smith does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Smith reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with his appointment, Mr. Smith entered into a director agreement with the Company (the “Smith Director Agreement”). Pursuant to the Smith Director Agreement, Mr. Smith will be paid $15,000 per quarter, as compensation for his services as chair of the Nominating Committee, and a member of the Board, Audit Committee and Compensation Committee.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Smith Director Agreement, and such description is qualified in its entirety by reference to the form of Director Agreement, a copy of which is filed herewith as Exhibit 10.1.

Chief Financial Officer Succession

On February 8, 2022, the Company appointed John Garrison, 70, as its Chief Financial Officer. In this role, Mr. Garrison will assume principal financial officer and principal accounting officer responsibilities. At that time, Mr. Chares A. Ross, the Company’s current Chief Financial Officer, and Mr. Doug Grau, the Company’s principal accounting officer, ceased serving in these roles.

Mr. Garrison brings more than 40 years of experience in the financial services industry, most recently as the owner of a business consulting firm. Mr. Garrison holds B.S. in business and accounting from Kansas State University.

The Company and Mr. Garrison have agreed that in connection with Mr. Garrison’s appointment as Chief Financial Officer for a two-year term, Mr. Garrison will receive an annual salary of $90,000 and will be eligible to participate in the Company’s 2021 Long-Term Equity Incentive Plan.

There are no family relationships between Mr. Garrison and any executive officer or director of the Company, there are no understandings or arrangements between Mr. Garrison and any other person pursuant to which Mr. Garrison was appointed as Chief Financial Officer, and Mr. Garrison has no transactions reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On February 4, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On February 9, 2022, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Reverse Stock Split

A 1 for 80 reverse stock split of the Common Stock became effective on February 7, 2022, prior to the start of the Common Stock trading on Nasdaq. The Common Stock’s new CUSIP is 02919L208 and, following the closing of the Offering, there are now 4,565,247 shares of Common Stock outstanding.

Board Committees and Charters

Effective as of November 12, 2021, the Board approved the formation of its Committees.

Upon the closing of the Offering, the Audit Committee consists of Mr. Yonika, Mr. Lambrecht, and Mr. Smith. Mr. Yonika serves as the Audit Committee Chairman. The Board has determined that each member of the Audit Committee is financially literate. The Board has affirmatively determined that each of Mr. Lambrecht, Mr. Smith and Mr. Yonika qualify as an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K.

In addition, upon the effectiveness of the Appointments, the members of the Company’s Compensation Committee are Mr. Lambrecht, Mr. Yonika, and Mr. Smith. Mr. Lambrecht serves as Chairman of the Compensation Committee. Under Nasdaq listing standards and governance rules and applicable SEC rules, the Company is required to have at least two members of the Compensation Committee, all of whom must be independent directors. The Company’s Board of Directors has determined that each of Messrs. Lambrecht, Yonika and Smith is independent.

Further, upon the appointment of the Mr. Yonika and Mr. Smith to the Company’s Board of Directors, the Company’s Nominating Committee consists of Mr. Yonika, Mr. Lambrecht and Mr. Smith. Mr. Smith serves as the Chairman of the Nominating Committee.

The Committees have adopted charters (the “Committee Charters”) to govern their membership and function. The Committee Charters are filed herewith as exhibits 99.3, 99.4 and 99.5. A copy of each of the Committees Charters will also be placed on the Company’s website at https://www.americanrebel.com/.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
1.1#	Underwriting Agreement, by and among American Rebel Holdings, Inc., and EF Hutton, division of Benchmark Investments, LLC, dated February 4, 2022
4.1	Form of Representative’s Warrants
4.2	Warrant Agent Agreement by and between American Rebel Holdings, Inc., and Action Stock Transfer, dated February 9, 2022
10.1	Form of Director Agreement
99.1	Press Release announcing the pricing of the Offering, dated February 4, 2022
99.2	Press Release announcing the closing of the Offering, dated February 9, 2022
99.3	Audit Committee Charter
99.4	Compensation Committee Charter
99.5	Nominating Committee Charter
104	Cover Page Interactive Data File (formatted as Inline XBRL)

# Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplemental copies of omitted schedules to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

By:	/s/ Charles A. Ross
Name:	Charles A. Ross
Title:	Chief Executive Officer

Dated: February 10, 2022